UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2020

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SHENANDOAH TELECOMMUNICATIONS COMPANY

(Exact name of registrant as specified in its charter)

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Virginia	0-9881	54-1162807
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Shentel Way,

Edinburg, Virginia 22824

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (540) 984-4141

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (No Par Value)	SHEN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On April 1, 2020, T-Mobile US, Inc. (“T-Mobile”) announced the completion of its business combination with Sprint Corporation (“Sprint”) and subsequently delivered to the Company a notice of Network Technology Conversion, Brand Conversion and Combination Conversion (a “Conversion Notice”) pursuant to the terms of the Company’s affiliate agreement with Sprint. As described in more detail in the Company’s Annual Report on Form 10-K, our Wireless segment has been an affiliate of Sprint since 1995.

The affiliate agreement provides for a 90 day period following receipt of the Conversion Notice for the parties to negotiate mutually agreeable terms and conditions under which the Company would continue as an affiliate of T-Mobile. The affiliate agreement further provides that, if T-Mobile and the Company have not negotiated a mutually acceptable agreement within the 90 day period, then T-Mobile would have a period of 60 days thereafter to exercise an option to purchase the assets of our Wireless operations for 90% of the “Entire Business Value” (as defined under our affiliate agreement). If T-Mobile does not exercise its purchase option, the Company would then have a 60 day period to exercise an option to purchase the legacy T-Mobile network and subscribers in our service area. If the Company does not exercise its purchase option, T-Mobile must sell or decommission its legacy network and customers in our service area.

As previously disclosed, management has been in discussions with T-Mobile regarding the future of the Company’s Wireless operations and we expect those discussions to continue in accordance with the terms of the affiliate agreement; however there can be no assurance as to the timing or terms of any outcome from these discussions. The Company does not intend to provide any additional updates or make any additional comments regarding these discussions unless and until it is appropriate to do so.

This Form 8-K contains forward-looking statements, including, but not limited to, statements regarding our discussions with T-Mobile, that are subject to various risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of unforeseen factors. A discussion of factors that may cause actual results to differ from management's projections, forecasts, estimates and expectations, is available in the Company’s filings with the SEC. Those factors may include changes in general economic conditions, increases in costs, changes in regulation and other factors, including public health crises, such as pandemics and outbreaks of a contagious disease like the novel coronavirus, either nationally or in the local markets in which we operate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHENANDOAH TELECOMMUNICATIONS COMPANY (Registrant)
Date: April 6, 2020	/s/ Raymond B. Ostroski
Raymond B. Ostroski Vice President – Legal and General Counsel (Duly Authorized Officer)